Exhibit 99.1

Siebert Purchases Office Building in Miami

to Expand Key Operations

Siebert Financial Corp. (NASDAQ: SIEB) (“Siebert”), a provider of financial services, today announced that it has completed the purchase of an office building located at 653 Collins Avenue in Miami Beach, Florida. The purchase reflects Siebert’s ongoing commitment to expand in the Greater Miami area and the location will serve as the primary operations of RISE Prime (“RISE”), a division of RISE Financial Services, LLC, which specializes in offering a comprehensive suite of prime brokerage services aligned with the growing mission-driven Environmental, Social and Governance (“ESG”) initiatives of institutional investors.

653 Collins Avenue, built in 1940, spans approximately 12,000 square feet and is strategically located two blocks from 5th Street/MacArthur Causeway which connects Miami Beach to Downtown Miami. The purchase strengthens Siebert’s presence in the Greater Miami area following the opening of Siebert’s office in Miami approximately three years ago.

“The purchase of 653 Collins Avenue demonstrates our commitment to supporting our strategic partners that have expanded their presence to South Florida while positioning Siebert to have further geographical reach,” said Gloria E. Gebbia, controlling shareholder and Board member of Siebert. “Siebert will continue to build on the company’s legacy and core values while modernizing our offerings and geographic footprint to meet the ever-changing needs of our customers.”

Cynthia DiBartolo, CEO of RISE Financial Services, LLC and Board member of Siebert commented, “As a diverse and mission-driven prime brokerage firm, RISE Prime remains focused on being a best-in-class prime brokerage partner that understands crucial accountability with respect to DEI and that is clearly aligned with the ESG missions of our clients. Opening the primary operations of RISE Prime in Miami will provide valuable services to the growing diverse investor community in this region and serves as a beacon for women and minorities to pursue impactful financial services careers in this vibrant city. Our investment further signifies our long-term commitment and confidence in the brilliant future of this region.”

Notice to Investors

This communication is provided for informational purposes only and is neither an offer to sell nor a solicitation of an offer to buy any securities in the United States or elsewhere.

About Siebert Financial Corp.

Siebert Financial Corp. is a holding company that conducts its retail brokerage business through its wholly-owned subsidiary, Muriel Siebert & Co., Inc., which became a member of the New York Stock Exchange (“NYSE”) in 1967 when Ms. Siebert became the first woman to own a seat on the NYSE and the first to head one of its member firms. Siebert conducts its investment advisory business through its wholly-owned subsidiary, Siebert AdvisorNXT, Inc., a registered investment advisor, and its insurance business through its wholly-owned subsidiary, Park Wilshire Companies, Inc., a licensed insurance agency. Siebert conducts operations through its wholly-owned subsidiary, Siebert Technologies, LLC., a developer of robo-advisory technology. Siebert also offers prime brokerage services through its fifth wholly-owned subsidiary, Rise Financial Services, LLC, a broker-dealer registered with the SEC. Siebert is headquartered in New York City with offices throughout the continental U.S. More information is available at www.siebert.com.

About RISE Financial Services, LLC

To learn more about RISE Financial Services, LLC and RISE Prime, please visit www.RISEprimeservices.com.

Forward-Looking Statements

The statements contained in this press release, that are not historical facts, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements preceded by, followed by or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend” and similar words or expressions. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances are forward-looking statements.

These forward-looking statements, which reflect our management’s beliefs, objectives, and expectations as of the date hereof, are based on the best judgment of our management. All forward-looking statements speak only as of the date on which they are made. Such forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: economic, social and political conditions, global economic downturns resulting from extraordinary events such as the COVID-19 pandemic and other securities industry risks; interest rate risks; liquidity risks; credit risk with clients and counterparties; risk of liability for errors in clearing functions; systemic risk; systems failures, delays and capacity constraints; network security risks; competition; reliance on external service providers; new laws and regulations affecting our business; net capital requirements; extensive regulation, regulatory uncertainties and legal matters; failure to maintain relationships with employees, customers, business partners or governmental entities; the inability to achieve synergies or to implement integration plans and other consequences associated with risks and uncertainties detailed in our filings with the SEC, including our most recent filings on Forms 10-K and 10-Q. We caution that the foregoing list of factors is not exclusive, and new factors may emerge, or changes to the foregoing factors may occur, that could impact our business. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise, except to the extent required by the federal securities laws.

Investor Relations Contact

Alex Kovtun and Matt Glover

Gateway Group, Inc.

949-574-3860

sieb@gatewayir.com